SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

[ X ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

RAPID BIO TESTS CORP.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was December 2, 2004. The mailing address for purposes of communicating with the Company is 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647.

     (b) This Information Statement will be mailed to security holders on or after December 18, 2004.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

  1.  Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

    (a) Consummation of a plan of merger to which the domestic corporation is a party:

      (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or
      (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

    (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.
    (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

  2.  A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.  (Added to NRS by 1995, 2087)

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 23,684,214 as of December 2, 2004, of which 15,849,000 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was December 2, 2004.

     (c)-(e) Inapplicable

    14A Items 7 through 10.

        Inapplicable.

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

        (a) A total of 37,200,000 shares of restricted common stock will be issued to acquire the company known as Mirae Tech Company, Ltd. ("Mirae") as a wholly-owned subsidiary of this company.

        (b) The shares to be issued will be identical in rights, privilege and preferences to those shares of the company's common stock already issued and outstanding.

        (c)  The Company is a successor to and intends to continue the business operations conducted and intended to be conducted by Mirae.  The Company will promptly divest of its existing technology relating to the potential developments of rapid diagnostic tests.  Mirae has been in business since 2001 and has developed and holds several patents related to "Conductive Textile".  Conductive Textile is a product that utilizes infrared or radiant heat to create products that transmit energy or heat in various applications.  Mirae  has utilized this technology and is currently selling products in Asia.  Mirae plans to introduce its product line to the North American marketplace.

        (d) The impact of the issuance of these shares will be to increase the issued and outstanding number of shares of Rapid Bio Tests from 23,684,214 to47,184,214, following the return and cancellation of 8,100,000 shares held by Geoffrey Seaman, 1,800,000 shares by David Regan and 3,800,000 shares by Paul Hemmes.

        (e) The Company deemed it best to enter into a stock purchase agreement with Mirae in exchange for shares of the Company because it did not have cash available to pay for the transaction.

        (f) The reasons for engaging in the transaction: due to the sudden death of the Company's late Chairman and Chief Executive Officer, Dr. Geoffrey Seaman and the subsequent resignation of Dr. Michael A. Huchital, the new Chief Executive Officer who had succeeded Dr. Geoffrey Seaman, the Company was no longer able to pursue the development of diagnostic tests as its core business.

       14A Item 13. Financial and Other Information.

        (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended February 29, 2004, filed as of June 15, 2004; and the company's interim statements updating that information, Forms 10-QSB, for the period ended May 31, 2004, filed with the Securities and Exchange Commission on July 27, 2004 and 10QSB for the period ended August 31, 2004, filed on November 23, 2004.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

        (a) Applicability: This activity is the acquisition of securities held by existing shareholders of Mirae Tech Company, Ltd.

        (b) Transaction Information:

                The Stock Purchase Agreement is Attached as Exhibit 10.4 of the form 8-K filed on December 9, 2004.

                (1) Summary Term Sheet:

Acquisition Price	The company is acquiring Mirae Co. Ltd. in exchange for 37,200,000 shares of the company's restricted common stock.
Appointment of Directors	The current Board of Directors of the Company shall appoint new members at the discretion of Mirae to serve on the Board until the next election.
Name Change	The Company will file an amendment to its Articles of Incorporation changing its name.

                (2) Contact Information. The company is currently conducting business at 17011 Beach Blvd., Suite 1230 Huntington Beach, CA 92647.

                (3) Business Conducted: Mirae has been in business since 2001 and has developed and holds several patents related to "Conductive Textile".  Conductive Textile is a product that utilizes infrared or radiant heat to create products that transmit energy or heat in various applications.  Mirae  has utilized this technology and is currently selling products in Asia.  Mirae plans to introduce its product line to the North American marketplace.

                (4) Terms of the Transaction   A total of 37,200,000 shares of newly issued restricted common stock will be exchanged with current shareholders of Mirae Tech Company, Ltd. to acquire total control and ownership of that company.  The company's officers and directors believe that the acquisition of a subsidiary earning sufficient positive revenues is in the best interests of the company. This acquisition was approved by 15,849,000 shares of the 23,684,214 eligible to vote as of December 2, 2004. There are no changes in the rights of any existing shareholders as a result of this transaction. The acquisition will be treated as a purchase for accounting purposes.

Effective December 2, 2004, all officers and members of the board of directors of Rapid Bio-Tests have resigned. A majority of shareholders of the Company have approved the transaction and appointed Messrs. Jong-Ho Bae, Dong Won Lee, Johnny Park, and Timothy Pham as new members of the board. Additionally, Jong-Ho Bae was appointed as new Chief Executive Officer, Johnny Park as President, Dong Won Lee as Secretary and Timothy Pham as Treasurer and Chief Financial Officer of the new company.

Johnny Park , President 31, brings over 15 years of experience in marketing and product development.  From 2003 - 2004, Mr. Park has served as a business development consultant and also set up several companies, including RED5 Holdings, Inc., a diversified holding company with interests in technology to advertising, of which he has been serving as president and CEO. From 1997-2002, Mr. Park held the position of Vice President Asia of Frank-Lin Distilled Products, of San Jose CA, where he brought several key brands to market. Mr. Park's strengths in product development and marketing have already helped develop several core products that are believed to have a significant impact to Bio-Warm Co.

Jong Ho Bae, Chief Executive Officer, 45, brings over 20 years of experience in research and development in the field of electrical energy.He was responsible for developing the principles behind Bio-Warm's core products. From 2001-2004 he has been serving as President of Mira Tech. Co., Ltd. of South Korea. From 1991-2001, Mr. Bae held the position of division head at Interior Gallery Inc., a Korean corporation involved with construction and interior. From 1986-1990 served as Deputy Section Chief of KT Communications of Korea, the largest communication company in Korea.

Dong Won Lee, Secretary, 47, has over 23 years of experience in energy and environmental industries. Prior to joining Bio-Warm Corp, from 1999-2003 Mr. Lee served as president of Tamina Group, a South Korean corporation involved in the development and marketing of household products. He also served as Vice President of Green Vision Inc. from 1989-1999, a Hong Kong Corporation, where he was responsible for the marketing of environmental-friendly chemicals that helped clean oil spills.

Timothy D. Pham, Treasurer and Chief Financial Officer, 37. Prior to joining Bio-Warm Corporation, from May 2004 - present Mr. Pham has served as a Management Consultant in Southern CA and Asia.  From January 2001 - April 2004, he was a Branch Manager for Focus Financial Services in Monterey Park, CA. From August 2000 - December 2000, he was a Registered Representative with Intrepid Securities in Torrance, CA. From April 1996 - August 2000 he was Operations/Trading Manager at Providential Securities, Inc. in Fountain Valley, CA. Currently, he is registered with Rich Ave Financial, Monterey Park, CA, as independent registered representative and registering with Focus Financial, Monterey Park, CA, as independent health insurance agent but not actively conducting business in these areas. Mr. Pham holds a B.S. degree in Business Administration with emphasis on Finance and Marketing from U.C. Berkeley, CA.

                (5) Regulatory Approvals: None required.

                (6) Reports, Opinions, Appraisals: None utilized or obtained: None obtained, other than financials

                (7) Past Contacts, Transactions or Negotiations.  Mirae was introduced to Johnny Park in Korea by an associate of his, Johng Rin Kim ("Kim").  Johnny Park previously had business dealings with Kim.  Kim first arranged a meeting between Johnny Park and Jong Ho Bae ("Bae"), the President of Mirae.  At this initial meeting, Johnny Park inquired about the business operations of Mirae and requested a product list.

Rapid Bio was introduced to Henry Fahman on or about March 2004.  In May 2004, Henry Fahman entered into a business consulting agreement with Rapid Bio to help introduce its products to the Asian markets.  After the death of Rapid Bio Chairman and CEO Dr. Geoffrey Seaman and the resignation of Dr. Michael Huchital, Rapid Bio was no longer capable of pursuing its previous hope of developing rapid diagnostic tests and of expansion to Asia.  Henry Fahman introduced Rapid Bio to Mirae through the contact of Johnny Park.

                (8) Selected Financial Data: None available at this time, but will be presented within 75 days of the date of actual agreement for acquisition. (See SB rule 310(c)(iii), as no securities are being registered)

         (c)  Information About the Parties to the Transaction.

                (1)  Acquiring Company.  The Company will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than seventy-one (71) days from the date of shareholder approval of this transaction.

                (2)  Acquired Company.  The Company will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than seventy-one (71) days from the date of shareholder approval of this transaction.

    14A Items 15, 16, 17 and 18 are inapplicable to this information statement.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            The Articles of Incorporation would be amended to change the company name to "Bio-Warm Corporation".  No other amendments are being effected at this time.

    14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rapid Bio Tests Corp.

(Registrant)

By: /s/ Johnny Park

      Johnny Park, President

Dated: January 10, 2005

MATERIAL INCORPORATED BY REFERENCE:

         Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended February 29, 2004, filed as of June 15, 2004; and the company's interim statements updating that information, Forms 10-QSB, for the period ended May 31, 2004, filed with the Securities and Exchange Commission on July 27, 2004 and 10QSB for the period ended August 31, 2004, filed on November 23, 2004.  The Company's Form 8-K, filed on December 9, 2004 and describing the transaction and including the Stock Purchase Agreement, is also incorporated by reference.